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                                                                   Exhibit 10.15


                                   PICIS, INC.
                   2006 SENIOR EXECUTIVE INCENTIVE BONUS PLAN

1.   PURPOSE

     This Senior Executive Incentive Bonus Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible executives of Picis, Inc. (the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

2.   COVERED EXECUTIVES

     From time to time, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may select certain key executives (the "Covered Executives") to be eligible to receive bonuses hereunder.

3.   ADMINISTRATION

     The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

4.   BONUS DETERMINATIONS

     (a) A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance targets which are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries (the "Performance Goals"), as set forth in EXHIBITS "A-1" AND "A-2" attached hereto. The maximum target bonus opportunity for a Covered Executive is set forth on EXHIBIT "A-3" attached hereto (subject to increase for any Stretch Bonus Amount described in Section 4(c) below).

     (b) Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

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     (c) Each Covered Executive shall have a targeted bonus opportunity for each performance period. The maximum bonus payable to a Covered Executive under the Plan is 125% of the Covered Executive's bonus opportunity, the "Stretch Bonus Amount," as described in Exhibit "A-2" attached hereto.

     (d) The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive's employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive's termination of employment, retirement, death or disability.

5.   TIMING OF PAYMENT

     The Performance Goals will be measured at the end of each fiscal year after the Company's financial reports have been published. If the Performance Goals are met, payments will be made within 30 days thereafter, but not later than March 15.

6.   EMPLOYMENT REQUIREMENT

     A participant must be employed by the Company on December 31st of each year to be entitled to any bonus payment for that year.

7.   AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion.



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                                  EXHIBIT "A-1"


                                PERFORMANCE GOALS


     ANNUAL REVENUE GOAL: [REDACTED]% of bonus opportunity will be earned if the Company achieves [REDACTED] revenue growth from previous fiscal year.

     EBITDA GOAL: [REDACTED]% of bonus opportunity will be earned if the Company meets its EBITDA (earnings before interest, taxes, depreciation, and amortization) target according to the board-approved plan for the year.

     CUSTOMER SATISFACTION: [REDACTED]% of bonus opportunity will be earned based on customer satisfaction to be determined by an ongoing Picis customer survey.


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                                  EXHIBIT "A-2"

                            STRETCH PERFORMANCE GOALS

     IF ALL THE CRITERIA FOR THE SENIOR EXECUTIVE BONUS PLAN AS DESCRIBED IN A-1 ABOVE ARE MET THEN THE EMPLOYEE WILL BE ELIGIBLE FOR ADDITIONAL BONUS ACCORDING TO THE FOLLOWING STRETCH GOALS:

     ANNUAL REVENUE GOAL: If the Company achieves revenue growth above [REDACTED] year then the Annual Revenue Goal bonus will be adjusted to reflect the prorated growth from [REDACTED] as equivalent to an additional [REDACTED] of the Annual Revenue Growth bonus.

     EBITDA GOAL: If the Company achieves an additional amount of from [REDACTED] of its annual EBITDA plan, (earnings before interest and taxes, depreciation and amortization), A Covered Executive shall be eligible to receive up to an additional 25% of the EBITDA Goal bonus opportunity, such amount to be pro-rated based upon the Stretch Performance Goal percentages that are achieved.

     CUSTOMER SATISFACTION: If the Company achieves an additional amount of from [REDACTED] of its customer satisfaction plan as determined by a Picis customer survey, A Covered Executive shall be eligible to receive up to an additional 25% of the Customer Satisfaction bonus opportunity, such amount to be pro-rated based upon the Stretch Performance Goal percentages that are achieved.

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                                  EXHIBIT "A-3"

                       FISCAL 2006 TARGET BONUS OPPORTUNITY


POSITION                                                    BONUS PERCENTAGE(1)
--------                                                    -------------------

CHIEF EXECUTIVE OFFICER                                            50%

PRESIDENT, EMERGENCY CARE DIVISION                                 40%
EXECUTIVE VICE PRESIDENT, GLOBAL SALES                             40%

CHIEF OPERATING OFFICER                                            33.34%(2)
CHIEF FINANCIAL OFFICER                                            34.78%(3)


CHIEF LEGAL OFFICER                                                30%
EXECUTIVE VICE PRESIDENT & CHIEF MARKETING OFFICER                 30%
EXECUTIVE VICE PRESIDENT SUPPORT OPERATIONS                        30%
EXECUTIVE VICE PRESIDENT RESEARCH & DEVELOPMENT                    30%
EXECUTIVE VICE PRESIDENT AND CHIEF INFORMATION OFFICER             30%
OTHER C-LEVEL OR EXECUTIVE VICE PRESIDENT-LEVEL POSITIONS          30%

EXECUTIVE MEDICAL DIRECTOR                                         20%
VICE PRESIDENT, HUMAN RESOURCES                                    20%
VICE PRESIDENT, BUSINESS TRANSFORMATION                            20%
OTHER VICE PRESIDENT-LEVEL POSITIONS                               20%


PRESIDENT, PERIOPERATIVE CARE DIVISION                             N/A(4)

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1.   PRESENTED AS A PERCENTAGE OF THE COVERED EXECUTIVE'S BASE SALARY.
2.   ACTUAL BONUS OPPORTUNITY FOR 2006 IS $100,000.
3.   ACTUAL BONUS OPPORTUNITY FOR 2006 IS $80,000.
4. THIS POSITION IS PAID A COMMISSION BASED ON ACHIEVEMENT OF BOOKINGS TARGETS. THE MAXIMUM PAYOUT IS $60K/YEAR.




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